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                                       November
                                         25th
                                       1 9 9 7







                                                                     003,863-999
(213) 669-6000



Acacia Research Corporation
12 South Raymond Avenue
Pasadena, California  91105

         Re: Registration on Form S-3 of Common Stock, no par value, of Acacia Research Corporation (the "Company"), Registration No. 333-39415
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Ladies and Gentlemen:

         At your request, we have examined the above-referenced Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 878,270 shares of Common Stock, no par value, of the Company (the "Common Stock") to be sold by certain security holders of the Company. Of the 878,270 shares of Common Stock covered by the Registration Statement, 290,200 shares are presently issued and outstanding (collectively, the "Issued Shares") and 588,070 shares are issuable upon the exercise of certain stock options and warrants held by the selling securityholders (collectively, the "Issuable Shares").

         We are familiar with the proceedings heretofore taken in connection with the authorization of (a) the issuance of the Issued Shares, and (b) the issuance of the Issuable Shares upon exercise of the applicable stock options and warrants. Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that:

         1. The Issued Shares are validly issued, fully paid and non-assessable.



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Page 2 - Acacia Research Corporation - November 25, 1997

         2. Upon exercise of the applicable stock options or warrants and payment of the applicable exercise prices in accordance with their respective terms, and upon the issuance and delivery of certificates representing the Issuable Shares and the countersigning of such certificates by a duly authorized signatory of the registrar and transfer agent for the Company's Common Stock, the Issuable Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                             Respectfully submitted,



                             /s/ O'MELVENY & MYERS LLP